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                                                                       EXHIBIT 5


                         [LATHAM & WATKINS LETTERHEAD]

                               November 1, 2000





Libbey Inc.
300 Madison Avenue
Toledo, Ohio 43611

          Re: Registration Statement on Form S-8 with respect to 1,000,000 shares of Common Stock, par value $.01 per share
                   -------------------------------------------------------------

Ladies and Gentlemen:

         In connection with the preparation and filing by Libbey Inc., a Delaware Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company of 1,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), pursuant to the 1999 Equity Participation Plan of Libbey Inc. (the "Option Plan"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

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LATHAM & WATKINS
November 1, 2000
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         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws, or as to any matters of municipal law or the laws of any local agency within any state.

         Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and sold upon exercise of the options for such Shares and payment of the exercise price therefor as contemplated by the Option Plan, will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Interests of Named Experts and Legal Counsel".

                                              Very truly yours,


                                              /s/ Latham & Watkins